UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall

San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)  On May 18, 2007, Wireless Facilities, Inc. (the “Company”) issued a press release announcing that it had received an additional NASDAQ Staff Determination notice on May 14, 2007 indicating that the Company had failed to comply with the requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) because the Company has not yet filed its Form 10-Q for the period ended March 31, 2007, and that its securities are, therefore, subject to delisting from The NASDAQ Global Select Market.  As disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2007, the Company previously received a NASDAQ Staff Determination notice regarding its failure to timely file its Form 10-K for the fiscal year ended December 31, 2006 as a result of its ongoing review of past practices related to stock options.

The Company requested a hearing before a NASDAQ Listing Qualifications Panel  (the “Panel”) to appeal the Staff Determination regarding the failure to file its Form 10-K.  On May 10, 2007, the Company attended the appeal hearing before the Panel and presented its plan and timeline to resolve its Form 10-K and Form 10-Q filing deficiencies.  The Company’s stock will continue to be listed on The NASDAQ Global Select Market until the Panel issues its decision, and during any extension that may be granted by the Panel.  There can be no assurance that the Panel will grant the Company’s request for an extension or continued listing.  As previously reported, the Company will endeavor to file its Form 10-Q and Form 10-K as promptly as practicable.

A copy of the press release issued by the Company on May 18, 2007 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Wireless Facilities, Inc. issued on May 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: May 18, 2007	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Wireless Facilities, Inc. issued on May 18, 2007.